Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FIRST QUARTER 2018 RESULTS

First quarter GAAP net income of $9.3 million or $0.33 per diluted common share and
Core Earnings(1) of $9.6 million or $0.33 per diluted common share

- Subsequent to end of first quarter -

Declared second quarter 2018 dividend of $0.28 per common share

MARCH 31, 2018 FINANCIAL RESULTS

New York, NY — May 1, 2018 - Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $9.3 million or $0.33 per diluted common share and Core Earnings(1) of $9.6 million or $0.33 per diluted common share for the first quarter of 2018. In addition, the Company announced that its Board of Directors declared a second quarter 2018 dividend of $0.28 per common share payable on July 17, 2018 to common stockholders of record as of June 29, 2018.

“We are off to a strong start to 2018 with our highest level of first quarter earnings in the Company’s history. Our quarterly GAAP earnings grew by more than 40% compared to a year ago driven by an increase of approximately $300 million in our weighted average outstanding interest earning investment portfolio, lower funding costs on our liabilities and the benefits of increases in LIBOR on our primarily senior floating rate loan strategy,” said Jamie Henderson, President and Chief Executive Officer of ACRE. “We have grown our portfolio while continuing to be highly selective with a strong focus on credit quality, relative value and rigorous underwriting. With $167 million of new loan commitments closed year-to-date, we have successfully matched new originations with loan maturities. In addition, the breadth of our pipeline indicates that we are well positioned to further match anticipated repayments with new investments for the first half of the year.”

“Going forward, we expect our higher capital utilization will enable us to generate greater stability in our earnings,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “In addition, since 99% of our loans are floating rate, the increase of approximately 90 basis points in one-month LIBOR over the last twelve months alone resulted in a $0.03 per share increase in our earnings for the first quarter of 2018 compared to the first quarter of 2017. We are well positioned to benefit from further increases in interest rates, making us a strong hedge against potential increases in inflation.”

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(1) Core Earnings is a non-GAAP financial measure. Refer to Schedule I for further details.

THREE MONTHS ENDED MARCH 31, 2018 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•	For the three months ended March 31, 2018, GAAP net income was $9.3 million or $0.33 per diluted common share and Core Earnings(1) was $9.6 million or $0.33 per diluted common share.

•
For the three months ended March 31, 2018, new originations were $94.5 million in commitments and $74.1 million in outstanding principal funded at the origination date and an additional $3.2 million of fundings on existing commitments.

•	For the three months ended March 31, 2018, the Company exited $146.1 million of loans held for investment as measured by outstanding principal.

Capital Activities:

•
On February 2, 2018, the Company exercised a 12-month extension option on the $50.0 million secured revolving funding facility with City National Bank (the “CNB Facility”) to extend the initial maturity date to March 10, 2019. The Company has one additional 12-month extension option, which, if exercised, would extend the maturity date of the CNB Facility to March 10, 2020.

PORTFOLIO DETAIL AS OF MARCH 31, 2018

As of March 31, 2018, the Company’s portfolio totaled 42 loans held for investment, totaling approximately $1.9 billion in originated commitments at closing and $1.7 billion in outstanding principal. As of March 31, 2018, 63 loans totaling approximately $2.1 billion in outstanding principal were repaid or sold since inception of the Company.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions):

	As of March 31, 2018
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Minimum Loan Borrowing Spread (2)	Weighted Average Unleveraged Effective Yield (3)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,606.2	$1,615.7	4.9%	6.5%	1.8
Subordinated debt and preferred equity investments	52.2	52.9	9.5%	11.0%	3.2
Total loans held for investment portfolio	$1,658.4	$1,668.6	5.0%	6.6%	1.9
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(1)
The difference between the Carrying Amount and the Outstanding Principal amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2)
Minimum Loan Borrowing Spread is equal to (a) for floating rate loans, the margin above the applicable index rate (e.g., LIBOR) plus floors, if any, on such applicable index rates, and (b) for fixed rate loans, the applicable interest rate.

(3)
Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of March 31, 2018 as weighted by the Outstanding Principal balance of each loan.

As of March 31, 2018, 99% of the portfolio of loans held for investment consisted of floating rate loans and 97% of the portfolio of loans held for investment consisted of senior mortgage loans (as measured by outstanding principal).

Portfolio Diversification Summary as of March 31, 2018 ($ in millions):

PROPERTY TYPE
	Outstanding Principal	% of Portfolio
Multifamily	$608.9	36%
Office	377.1	23%
Self Storage	187.3	11%
Student Housing	168.7	10%
Mixed-use	114.6	7%
Hotel	113.8	7%
Industrial	79.1	5%
Retail	11.8	1%
Residential	7.3	*
Total	$1,668.6	100%
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*	Represents less than 1% of the portfolio of loans held for investment.

GEOGRAPHIC MIX
	Outstanding Principal	% of Portfolio
Southwest	$386.2	23%
West	344.2	21%
Mid-Atlantic/Northeast	338.0	20%
Southeast	315.3	19%
Midwest	284.9	17%
Total	$1,668.6	100%

RECENT DEVELOPMENTS

On April 17, 2018, the Company originated a $39.2 million senior mortgage loan on a multifamily property located in South Carolina. At closing, the outstanding principal balance was approximately $38.5 million. The loan has a per annum interest rate of LIBOR plus a spread of 3.36% (plus fees) and an initial term of three years.

On April 17, 2018, the Company originated a $32.9 million senior mortgage loan on a hotel property located in Illinois. At closing, the outstanding principal balance was approximately $18.9 million. The loan has a per annum interest rate of LIBOR plus a spread of 4.40% (plus fees) and an initial term of three years.

On May 1, 2018, the Company declared a cash dividend of $0.28 per common share for the second quarter of 2018. The second quarter 2018 dividend is payable on July 17, 2018 to common stockholders of record as of June 29, 2018.

2018 ANNUAL STOCKHOLDERS MEETING

The Board of Directors set April 12, 2018 as the record date for the Company’s 2018 Annual Meeting of Stockholders. The Board of Directors moved the date of the 2018 Annual Meeting of Stockholders to June 11, 2018. The meeting was originally scheduled for June 12, 2018.

FIRST QUARTER 2018 DIVIDEND

On March 1, 2018, the Company declared a cash dividend of $0.28 per common share for the first quarter of 2018. The first quarter 2018 dividend was paid on April 17, 2018 to common stockholders of record as of March 29, 2018.

CONFERENCE CALL AND WEBCAST INFORMATION

On Tuesday, May 1, 2018, the Company invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) to discuss its first quarter financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 0300423 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through May 15, 2018 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10119045. An archived replay will also be available through May 15, 2018 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $106.4 billion of assets under management as of December 31, 2017. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola
(888) 818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Cash and cash equivalents	$5,201	$28,343
Restricted cash	379	379
Loans held for investment ($275,040 and $341,158 related to consolidated VIEs, respectively)	1,658,375	1,726,283
Other assets ($769 and $945 of interest receivable related to consolidated VIEs, respectively; $66,118 of other receivables related to consolidated VIEs as of March 31, 2018)	80,200	15,214
Total assets	$1,744,155	$1,770,219
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$929,454	$957,960
Secured term loan	107,797	107,595
Collateralized loan obligation securitization debt (consolidated VIE)	271,393	271,211
Due to affiliate	2,531	2,628
Dividends payable	8,008	7,722
Other liabilities ($453 and $414 of interest payable related to consolidated VIEs, respectively)	4,258	3,933
Total liabilities	1,323,441	1,351,049
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at March 31, 2018 and December 31, 2017, and 28,598,916 shares issued and outstanding at March 31, 2018 and December 31, 2017	283	283
Additional paid-in capital	420,871	420,637
Accumulated deficit	(440)	(1,750)
Total stockholders' equity	420,714	419,170
Total liabilities and stockholders' equity	$1,744,155	$1,770,219

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended March 31,
	2018	2017
	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$27,436	$21,127
Interest expense	(14,299)	(10,788)
Net interest margin	13,137	10,339
Expenses:
Management and incentive fees to affiliate	1,558	1,812
Professional fees	482	391
General and administrative expenses	774	642
General and administrative expenses reimbursed to affiliate	924	948
Total expenses	3,738	3,793
Income before income taxes	9,399	6,546
Income tax expense, including excise tax	81	68
Net income attributable to ACRE	9,318	6,478
Less: Net income attributable to non-controlling interests	—	(25)
Net income attributable to common stockholders	$9,318	$6,453
Earnings per common share:
Basic and diluted earnings per common share	$0.33	$0.23
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,495,833	28,468,819
Diluted weighted average shares of common stock outstanding	28,598,916	28,482,756
Dividends declared per share of common stock	$0.28	$0.27

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC, and the Company’s financial performance. Core Earnings is an adjusted non-GAAP measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between the Company’s external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three and twelve months ended March 31, 2018 ($ in thousands):

	For the three months ended	For the twelve months ended
	March 31, 2018
	Amount	Amount
Net income attributable to common stockholders	$9,318	$33,272
Stock-based compensation	234	717
Incentive fees to affiliate	—	113
Early extinguishment of debt costs(1)	—	768
Core Earnings	$9,552	$34,870
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(1)	Represents a one-time, non-cash charge in connection with the Company’s $45.0 million repayment of outstanding principal on the Secured Term Loan in December 2017.